Exhibit 10.13

INVESTMENT AGREEMENT

FOR THE

PURCHASE OF

COMMON STOCK OF

GREEN EARTH TECHNOLOGIES, INC.

BY

TECHTRONIC INDUSTRIES CO., INC.

AUGUST 31, 2009

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6.5	Notices	11
6.6	Amendments and Waivers	12
6.7	Integration	13
6.8	Severability	13
6.9	Headings	13
6.10	Governing Law	13
6.11	No Third-Party Beneficiaries	13

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INVESTMENT AGREEMENT

                    THIS INVESTMENT AGREEMENT (this “Investment Agreement”) is made and entered into as of this 31st day of August, 2009, by and between GREEN EARTH TECHNOLOGIES, INC., a Delaware corporation (the “Company”) and TECHTRONIC INDUSTRIES CO., INC., a Hong Kong corporation (the “Investor”).

R E C I T A L S

                    WHEREAS, on March 31, 2009, the Investor purchased 6,666,667 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and was issued a warrant to purchase up to 2,222,222 shares of Common Stock (the “Warrant”), for an aggregate purchase price of Two Million Dollars ($2,000,000), pursuant to that certain Letter of Intent, dated March 31, 2009, by and between the Company and the Investor (the “Prior Closing”); and

                    WHEREAS, the Investor desires to purchase, and the Company desires to sell, up to an aggregate of 24,000,000 shares (the “Shares”), subject to the terms and conditions set forth in this Investment Agreement (the “Investment”); and

                    NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged,

                    IT IS HEREBY AGREED AS FOLLOWS:

A G R E E M E N T

ARTICLE I. PURCHASE OF FIRM SHARES BY INVESTOR

          1.1 Issuance of Firm Shares. Subject to the terms, covenants and conditions of this Investment Agreement, the Company shall issue and sell to the Investor on the Closing Date 16,000,000 Shares (collectively, the “Firm Shares”).

          1.2 Consideration for Firm Shares. The consideration for the Firm Shares shall be payable as follows:

                    (a) 8,000,000 Firm Shares, valued at $0.20 per share, or $1,600,000 in the aggregate, shall be issued on the Closing Date in satisfaction of all claims that the Investor may have against the Company for actual, consequential and indirect damages relating to a shipment of oil that failed to meet the Company’s and the Investor’s minimum quality standards; and

                    (b) 8,000,000 Firm Shares shall be issued on the Closing Date upon receipt by the Company of $1,200,000, or $0.15 per share (the “Cash Consideration”).

The Cash Consideration shall be paid by wire transfer of immediately available funds to the Company’s account.

          1.3 Closing. Subject to the conditions hereof, the closing of the transactions described in this Article I will take place (the “Closing”) at 10:00 a.m. local time at the offices of

Morse, Zelnick, Rose & Lander, LLP, Suite 1401, 405 Park Avenue, New York, New York 10022 on such date as shall be mutually agreed to by the parties but not later than August 31, 2009 (the “Closing Date”).

          1.4 Documents to be Delivered by the Company at Closing.

                    (a) Stock Certificate. A stock certificate or certificates representing the Firm Shares.

                    (b) Certified Charter. A copy of the charter of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

                    (c) Certified Bylaws. A copy of the bylaws and similar organizational documents of the Company, certified by the secretary thereof.

                    (d) Certified Resolutions. A copy of the resolutions of the Board of Directors of the Company, in form and substance reasonably satisfactory to the Investor, (i) authorizing and approving this Investment Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby, and (ii) ratifying and confirming in all respects the issuance of the shares of Common Stock and the Warrant issued at the Prior Closing and the consummation of the transactions contemplated thereby, certified by the secretary thereof.

                    (e) Good Standing Certificate. A Certificate of Good Standing for the Company, issued as of a recent date by the Secretary of State of the State of Delaware.

                    (f) Other Documents. All other documents, instruments or writings required to be delivered to the Investor at or prior to the Closing Date pursuant to this Investment Agreement or otherwise necessary to effect the intent hereof and such other certificates of documents, instruments or writings as the Investor may reasonably request.

          1.5 Documents to be Delivered by Buyer at Closing. At the Closing, Buyer shall deliver to the Company the Cash Consideration and the following documents, in each case duly executed or otherwise in proper form:

                    (a) Certified Resolutions. A copy of the resolutions of the Board of Directors of the Investor, authorizing and approving this Investment Agreement, the purchase of the Firm Shares and the other documents and instruments to be executed and delivered by the Investor in connection herewith and therewith.

                    (b) Release. A release, substantially in the form of Exhibit B hereto, releasing the Company from all claims and liabilities relating to or arising in connection with a shipment of oil that failed to meet the Company’s and the Investor’s minimum quality standards.

                    (c) Other Documents. All other documents, instruments or writings required to be delivered to the Company at or prior to the Closing pursuant to this Investment Agreement or otherwise necessary to effect the intent hereof and such other documents, instruments or writings as the Company may reasonably request.

ARTICLE II. PURCHASE OF OPTION SHARES BY INVESTOR

          2.1 Grant of Option; Issuance of Option Shares. The Company hereby grants to the Investor an option (the “Option”), exercisable in the Investors sole discretion, to purchase an additional 8,000,000 Shares (the “Option Shares”) at a purchase price of $0.15 per share (the “Option Price”). Subject to the terms, covenants and conditions of this Investment Agreement, upon receipt of the Investor’s Notice to Exercise Option (in the Form attached hereto as Exhibit A), the Company shall issue and sell to the Investor, and the Investor shall purchase, the Option Shares. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Option Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of Option Shares receivable upon exercise of the Option shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Option Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of Option Shares receivable upon exercise of the Option shall thereby be proportionately decreased.

          2.2 Consideration for Option Shares. The purchase price to be paid by the Investor for the Option Shares shall be $0.15 per share, or One Million Two Hundred Thousand Dollars ($1,200,000) in the aggregate (the “Option Shares Consideration”). The Option Shares Consideration will be paid by wire transfer of immediately available funds to the Company’s account.

          2.3 Option Closing. Subject to the conditions hereof, the transactions described in this Article II will be closed (the “Option Closing”) at 10:00 a.m. at the offices of Morse, Zelnick, Rose & Lander, LLP, Suite 1401, 405 Park Avenue, New York, New York 10022 within three (3) business days following the Company’s receipt of the Investor’s Notice to Exercise Option and the satisfaction or waiver of the conditions set forth in this Investment Agreement or at such other place, date and/or time as the parties hereto mutually agree. The “Option Closing Date” shall be the date the Option Closing occurs, not to be later than January 8, 2010.

          2.4 Documents to be Delivered by the Company at Option Closing.

                    (a) Stock Certificate. A stock certificate or certificates representing the Option Shares.

                    (b) Certified Charter. A copy of the charter of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

                    (c) Certified Bylaws. A copy of the bylaws and similar organizational documents of the Company, certified by the secretary thereof.

                    (d) Good Standing Certificate. A Certificate of Good Standing for the Company, issued as of a recent date by the Secretary of State of the State of Delaware.

                    (e) Other Documents. All other documents, instruments or writings required to be delivered to the Investor at or prior to the Option Closing pursuant to this Investment Agreement or otherwise necessary to effect the intent hereof and such other documents, instruments or writings as the Investor may reasonably request.

          2.5 Documents to be Delivered by Buyer at Option Closing. At the Option Closing, Buyer shall deliver to the Company, the cash payment required by Section 2.2 and the following documents, in each case duly executed or otherwise in proper form:

                    (a) Certified Resolutions. A copy of the resolutions of the Board of Directors of the Investor, authorizing and approving the exercise of the Option and the other documents and instruments to be executed and delivered by the Investor in connection therewith.

                    (b) Other Documents. All other documents, instruments or writings required to be delivered to the Company at or prior to the Option Closing pursuant to this Investment Agreement or otherwise necessary to effect the intent hereof and such other documents, instruments or writings as the Company may reasonably request.

          2.6 Expiration of Option. The Option shall expire if the Company has not received the Investor’s Notice to Exercise Option by December 31, 2009.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    As an inducement to the Investor to execute and deliver this Investment Agreement, the Company makes the following representations and warranties to the Investor, each of which is true and correct on the date hereof, shall remain true and correct through and including the Option Closing with reference to the facts and circumstances then existing and shall survive the consummation of the transactions contemplated hereby.

          3.1 Corporate.

                    (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (b) Corporate Power. The Company has all requisite corporate power and authority to own, operate and lease its assets, to carry on its business as and where such is currently conducted, to execute and deliver this Investment Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and to carry out the transactions contemplated hereby and thereby.

                    (c) Qualification. The Company is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the character of the assets owned or leased by it, or the nature of its business, makes such licensing or qualification necessary except where the failure to be so licensed or qualified would not have a material adverse effect on the assets or business of the Company taken as a whole (a “Material Adverse Effect”).

                    (d) Subsidiaries. Schedule 3.1(d) contains a correct and complete list of the name, jurisdiction of incorporation or organization, capitalization and ownership of each corporation, limited liability company, partnership or other entity of which capital stock or other equity or ownership securities are directly or indirectly owned by the Company (collectively, the “Company Subsidiaries”). Except as set forth in Schedule 3.1(d), the Company does not directly or indirectly own any capital stock or other equity or ownership securities of any corporation, limited liability company, partnership or other entity. Except as set forth in Schedule 3.1(d), no person or entity other than the Company directly or indirectly owns any capital stock or other equity or ownership securities of any Company Subsidiary. All outstanding capital stock and other equity or ownership securities of each Company Subsidiary are held free and clear of any liens, encumbrances or security interests and are validly issued, fully paid and nonassessable. There are no (i) securities convertible into or exchangeable for the capital stock or other equity or ownership securities of any Company Subsidiary; (ii) options, warrants or other rights to purchase or subscribe to capital stock or other equity or ownership securities of any Company Subsidiary or securities that are convertible into or exchangeable for capital stock or other equity or ownership securities of any Company Subsidiary; or (iii) contracts, commitments or agreements relating to the issuance, sale or transfer of any capital stock or other equity or ownership securities of any Company Subsidiary, any such convertible or exchangeable securities or any such options, warrants or other rights. Each Company Subsidiary (A) is a corporation, limited liability company, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (B) has full corporate or other power and authority to carry on its business as it is now being conducted and to own and lease the properties and assets it now owns and leases and (C) is in good standing and is duly qualified or licensed to do business as a foreign corporation or other entity in each jurisdiction wherein the character of the properties owned by it, or the nature of its business, makes such licensing or qualification necessary except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Company has delivered to Buyer correct and complete copies of the charter, bylaws and similar organizational documents of each Company Subsidiary, including all amendments thereto. The corporate minute book and stock records of each Company Subsidiary made available for Buyer’s inspection are correct and complete copies of such instruments and accurately reflect all material corporate action taken by such Company Subsidiary.

                    (e) Corporate Documents. The Company has delivered to Buyer correct and complete copies of its charter, bylaws and similar organizational documents, including any amendments thereto. The corporate minute book and stock records of the Company made available for Buyer’s inspection are correct and complete copies of such instruments and accurately reflect all material corporate action that the Company has taken. Set forth in Schedule 3.1(e) is a correct and complete list of the directors and officers of the Company.

                    (f) Capitalization. The authorized capital stock of the Company consists entirely of 200,000,000shares of Common Stock. No shares of Common Stock are issued or outstanding except for 85,745,486shares of Common Stock. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.1(f), there are no (i) securities convertible into or exchangeable for any capital stock or other securities of the Company, (ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of the Company or securities that are convertible into or exchangeable for capital stock or other securities of the Company or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other securities of the Company, any such convertible or exchangeable securities or any such options, warrants or other rights.

                    (g) Each Share and the Warrant issued to Investor at the Prior Closing (i) was duly and validly issued, is fully paid and nonassessable, and (ii) was not issued in violation of the preemptive rights of any past or present shareholder of the Company. Upon consummation of Closing and the Option Closing, each Share to be issued to Investor pursuant to the terms of this Agreement will be (i) duly and validly issued, fully paid and nonassessable and (ii) not issued in violation of the preemptive rights of any past or present shareholder of the Company. When the Warrant is exercised in accordance with its terms, the Shares to be issued upon such exercise will be (i) duly and validly issued, fully paid and nonassessable, and (ii) not issued in violation of the preemptive rights of any past or present shareholder of the Company. In the event the Company issues any Adjustment Shares to the Investor pursuant to Section 5.6, such Adjustment Shares will be (i) duly and validly issued, fully paid and nonassessable, and (ii) not issued in violation of the preemptive rights of any past or present shareholder of the Company.

          3.2 Authority. The execution and delivery of this Investment Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company. No other or further act or proceeding on the part of the Company or its shareholders is necessary to authorize this Investment Agreement or the other documents and instruments to be executed and delivered by the Company pursuant hereto or the consummation of the transactions contemplated hereby and thereby. The Company has delivered to Buyer correct and complete copies of all consents, resolutions and other documents necessary to duly authorize the execution and delivery of this Investment Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby. This Investment Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Company pursuant hereto will constitute, valid and binding agreements of the Company enforceable in accordance with their respective terms.

          3.3 Noncontravention. Neither the execution and delivery of this Investment Agreement or the other documents and instruments to be executed and delivered by the Company pursuant hereto nor the consummation by the Company of the transactions contemplated hereby and thereby (a) will, assuming the accuracy of the representations made by Investor in Section 4.4, violate any applicable statute, law (including common law), ordinance, rule or regulation (collectively, “Laws”) or any order, writ, injunction, judgment, plan or decree (collectively, “Orders”) of any government, court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, county, local, foreign, supranational or other (collectively, “Governmental Entities”), (b) will require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity or (c) subject to obtaining the consents, and providing the notices, described in Schedule 3.3, will violate or conflict with, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, encumbrance or security interest upon any of the capital stock or other equity or ownership securities, or any of the assets, of the Company under, any term or provision of the charter, bylaws or similar organizational documents of the Company or of any contract or restriction of any kind or character to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected.

3.4 Financial Statements.

                    (a) Financial Statements. Included as Schedule 3.4(a) are financial statements of the Company (collectively, the “Financial Statements”) consisting of (i) the audited financial statements (including the balance sheet, statement of earnings, statement of shareholders’ equity and statement of cash flows) of the Company for the fiscal year ended June 30, 2008 (including the notes contained therein or annexed thereto), which financial statements have been reported on, and are accompanied by, the signed opinion of the independent accountants for the Company, and (ii) an unaudited balance sheet of the Company as of July 31, 2009 (the “Recent Balance Sheet”), and the related unaudited statements of earnings, shareholders’ equity and cash flows for the nine (9) months then ended. The Financial Statements (A) are correct and complete; (B) are prepared from and consistent with such financial statements as have been prepared and used by the Company in the ordinary course of managing its business and measuring and reporting its operating results; (C) are prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”) applied on a consistent basis (except, in the case of unaudited statements, for the absence of footnote disclosure) and with the books and records of the Company; and (D) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated.

                    (b) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (c) Financial Plan. Schedule 3.4(c) contains a correct and complete copy of the most recent financial plan and projection that the Company prepared in the ordinary course of business, together with a statement of the assumptions upon which such plan and projection are based and an order backlog that relates to such plan and projection.

          3.5 Events Subsequent to Recent Balance Sheet. Since the date of the Recent Balance Sheet, there has not been (a) any material adverse change in the business, financial condition, operations or results of operations of the Company (except for continuing operating losses), (b) any declaration, setting aside or payment of any dividend or any other distribution with respect to the Company’s equity securities, or (c) any change by the Company in accounting principles or methods.

          3.6 Undisclosed Liabilities. The Company does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due), including any liability for taxes, which would be required to be disclosed in audited financial statements (including the notes thereto) in accordance with GAAP, except for (a) liabilities set forth in the Recent Balance Sheet (including in any notes thereto), (b) liabilities which have arisen after the date of the Recent Balance Sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law and none of which would, individually or in the aggregate, have a material adverse effect on the Company’s financial position or results of operations), or (c) liabilities set forth in Schedule 3.6.

          3.7 Litigation. There are no claims, actions, suits, investigations or proceedings pending or threatened against the Company or any of its properties at law or in equity, before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF INVESTOR

                    As an inducement to the Company to execute and deliver this Investment Agreement, the Investor makes the following representations and warranties to the Company, each of which is true and correct on the date hereof, shall remain true and correct through and including the Option Closing with reference to the facts and circumstances then existing and shall survive the consummation of the transactions contemplated hereby.

          4.1 Corporate.

                    (a) Organization. The Investor is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong..

                    (b) Corporate Power. The Investor has all requisite corporate power and authority to own, operate and lease its assets, to carry on its business as and where such is currently conducted, to execute and deliver this Investment Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and to carry out the transactions contemplated hereby and thereby.

          4.2 Authority. The execution and delivery of this Investment Agreement and the other documents and instruments to be executed and delivered by the Investor pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Investor. No other or further act or proceeding on the part of the Investor or its shareholders is necessary to authorize this Investment Agreement or the other documents and instruments to be executed and delivered by the Investor pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Investment Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Investor pursuant hereto will constitute, valid and binding agreements of the Investor enforceable in accordance with their respective terms.

          4.3 Noncontravention. Neither the execution and delivery of this Investment Agreement or the other documents and instruments to be executed and delivered by the Investor pursuant hereto nor the consummation by the Investor of the transactions contemplated hereby and thereby (a) will violate any Law or Orders of any Governmental Entities, (b) will require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity or (c) subject to obtaining the consents, and providing the notices, described in Schedule 4.3, will violate or conflict with, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, encumbrance or security interest upon any of the capital stock or other equity or ownership securities, or any of the assets, of the Investor under, any term or provision of the charter, bylaws or similar organizational documents of the Investor or of any contract or restriction of any kind or character to which the Investor is a party or by which the Investor or any of its assets or properties may be bound or affected.

          4.4 Accredited Investor. The Investor is an “Accredited Investor” within the meaning of Rule 501(a)(3) under the Securities Act of 1933, as amended (the “Securities Act”).

          4.5 Investment Purposes. The Investor is acquiring the Shares solely for its own account and not with a view to the distribution thereof. The Investor acknowledges that the Shares have not been registered under the Securities Act of 1933 (as amended, the “Securities Act”) and agrees that it will only reoffer or resell the Shares purchased under this Investment Agreement (a) in compliance with the requirements of Rule 144 promulgated under the Securities Act, (b) in accordance with any other available exemption from the requirements of Section 5 of the Securities Act or (c) pursuant to a valid registration statement under the Securities Act.

ARTICLE V. COVENANTS

          5.1 Representation and Warranty. The Company will promptly advise the Investor of any information which becomes known to it that would make any representation or warranty of the Company herein not true or not correct as of the date made.

          5.2 Access and Information. The Company will afford to the Investor and its representatives (including without limitation directors, managers, officers and employees of the Investor and its affiliates, and counsel, accountants and other professionals retained by the Investor) such access during regular business hours to its books, records, personnel, suppliers and customers as the Investor reasonably requests.

          5.3 Financial Statements. From the date hereof until such time as the Company’s common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Company is otherwise required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act, the Company shall distribute to the Investor quarterly unaudited financial statements of the Company within forty five (45) calendar days of the end of each month containing a balance sheet, income statement and statement of cash flows for such month; a comparison of the actual operations of the Company and the budget for each such month and the year to date; and a comparison of such month and month to date to the corresponding month and the corresponding year to date of the prior fiscal period. The Company shall provide the Investor with annual audited financial statements of the Company within five (5) calendar days of the completion of each audit and shall provide the Investor such other financial information of the Company as the Investor shall reasonably request from time to time. The financial statements and other financial information provided by the Company to the Investor shall (A) be correct and complete; (B) be prepared from and consistent with such financial statements as have been prepared and used by the Company in the ordinary course of managing its business and measuring and reporting its operating results; (C) be prepared in accordance with GAAP applied on a consistent basis (except, in the case of unaudited statements, for the absence of footnote disclosure) and with the books and records of the Company; and (D) fairly present, in all material respects, the financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated.

          5.4 Disclosure of Offers. From the date hereof until such time as the Company’s common stock is registered under Section 12 of the Exchange Act, or the Company is otherwise required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act, the Company shall disclose to the Investor all offers or proposals of whatever kind greater than $2,000,000 (whether written or oral) which it receives from any person concerning the possible investment in, sale, merger or other acquisition of the Company or its business or assets, or any portion thereof. Promptly after any officer or director of the Company becomes aware of any such offer or proposal made to the Company or any of its shareholders, the Company shall advise the Investor of such offer.

          5.5 Publicity. Neither the Company nor the Investor shall make any public statement regarding the transactions contemplated by this Investment Agreement without the consent of the other. Each party agrees to keep this Investment Agreement confidential, except to the extent required by applicable Law or for financial reporting purposes and except that the parties may disclose such terms to their respective accountants and other representatives as necessary in connection with the ordinary conduct of their respective businesses.

          5.6 Adjustment Shares.

                    (a) If, between the date hereof and December 31, 2009, the Company issues or sells Common Stock or securities convertible into Common Stock, or subject to Section 5.6(b), issues options, warrants or rights to purchase Common Stock or securities convertible into Common Stock (other than options to purchase Common Stock granted under the Company’s directors’ and employee stock option plans that have been approved by the Company’s board of directors, provided such options are granted at an exercise price equal to no less than 100% of the fair market value of a share of Common Stock on the date of grant), to any person (other than the Investor or affiliates of the Investor) at a weighted average price per share (assuming full exercise or conversion of any such securities, as may be applicable and giving effect to all such issuances between the date hereof and December 31, 2009) lower than $0.15 (such weighted average lower price being referred to herein as the “Third-Party Sale Price”), then (i) the Investor shall be entitled to receive, and the Company shall issue to the Investor, a sufficient number of additional shares of Common Stock (rounded to the nearest whole share) (the “Adjustment Shares”) equal to the difference between the number of shares the Investor could have purchased at the Third–Party Sale Price for an aggregate of $1,200,000 and the number of shares initially purchased by the Investor pursuant to Section 1.2(b); and (ii) the Option Price shall be decreased to equal the Third-Party Sale Price and the number of Option Shares to be purchased by the Investor upon exercise of the Option shall be increased to a number of shares of Common Stock sufficient to allow the Investor to purchase $1,200,000 worth of shares of Common Stock at the Third-Party Sale Price.

                    (b) The issuance of Adjustment Shares and the adjustment to the Option Price and number of Option Shares contemplated by Section 5.6(a) upon the issuance or sale of securities convertible into Common Stock, or options, warrants or rights to purchase Common Stock or securities convertible into Common Stock shall be given effect only upon the conversion of such securities or exercise of such options, warrants or other rights.

ARTICLE VI. ADDITIONAL PROVISIONS

          6.1 Expenses. Each party hereto shall pay its own expenses incidental to the preparation of this Investment Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated hereby.

          6.2 Survival. The representations, warranties and covenants made herein shall survive each the Closing and the Option Closing.

          6.3 Indemnification.

                    (a) The Company agrees to indemnify the Investor against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, the “Claims”) incurred by the Investor arising out of or as a result of any breach of the representations, warranties or covenants of the Company contained herein or in any document executed herewith.

                    (b) The Investor agrees to indemnify the Company against any Claims incurred by the Company arising out of or as a result of any breach of the representations, warranties or covenants of the Investor contained herein or in any document executed herewith.

          6.4 Successors and Assigns. Neither the Company nor the Investor shall be permitted to assign, transfer or encumber this Investment Agreement, or its rights or obligations hereunder, in whole or in part, voluntarily or by operation of law, without the prior written consent of the other party hereto, and any attempted assignment, transfer or encumbrance without such consent shall be void and without effect; provided, however, that the Investor shall be permitted to assign its rights hereunder to (i) one or more of its majority owned subsidiaries; (ii) to the parent of Investor or (iii) to any majority owned subsidiary of the parent of the Investor, in each case (so long as such entity or entities are also “Accredited Investors” within the meaning of the Securities Act) without the consent of the Company. Subject to the provisions of this Section 6.4, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and permitted assigns

          6.5 Notices. All notices, demands, and communications provided for herein or made hereunder shall be delivered in person or by courier, or mailed certified or registered mail,

return receipt requested, with postage prepaid, or sent by facsimile transmission, addressed in each case as follows:

(a)	if to the Company:	Green Earth Technologies, Inc.
3 Stamford Landing
Stamford, CT 06902
Attention: Greg Adams
Facsimile: (203) 708-9266

with a copy to:

Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue, Suite 1401,
New York, New York 10022
Attention: Joel J. Goldschmidt, Esq.
Facsimile: (212) 838-9190

(b)	if to Investor:	Techtronic Industries Co., Ltd.
c/o Techtronic Industries North America, Inc.
1428 Pearman Dairy Road
Anderson, SC 29625
Attention: Lee Sowell
Facsimile:

with a copy to:

Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202-5306
Attention: Peter C. Underwood
Facsimile: (414) 297-4900

                    If personally delivered, such communication shall be deemed delivered upon actual receipt; if transmitted by facsimile transmission, such communication shall be deemed delivered the next business day after receipted transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Investment Agreement may change its address for the purposes of this Investment Agreement by giving notice thereof in accordance with this Section 6.5.

          6.6 Amendments and Waivers. This Investment Agreement may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced. No waiver by any party of any term or condition of this Investment Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Investment Agreement on any future occasion.

          6.7 Integration. This Investment Agreement, the appendices and exhibits annexed hereto and documents, schedules and certificates referred to herein contain the entire agreement between the Company and the Investor with respect to the transactions contemplated herein.

          6.8 Severability. If any provision of this Investment Agreement is held for any reason to be unenforceable by a court of competent jurisdiction, the remainder of this Investment Agreement shall, nevertheless, remain in full force and effect in such jurisdiction.

          6.9 Headings. The headings in this Investment Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          6.10 Governing Law. This Investment Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

          6.11 No Third-Party Beneficiaries. Nothing in this Investment Agreement, express or implied, is intended to confer upon any other person, other than the parties hereto, any rights or remedies of any nature whatsoever under or by reason of this Investment Agreement.

[Signature page follows.]

                    IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement, as of the date first above written.

GREEN EARTH TECHNOLOGIES, INC.

By:	/s/ Greg D. Adams

Name: Greg D. Adams
Title: Chief Executive Officer

TECHTRONIC INDUSTRIES CO., LTD.

By:	/s/ Frank Chan

Name: Frank Chan
Title: Director

EXHIBIT A

NOTICE TO EXERCISE OPTION

[DATE]

Green Earth Technologies, Inc.
3 Stamford Landing
Stamford, Connecticut 06902
Attention: Chief Financial Officer

Dear Sir:

This is to advise you that we are hereby exercising our option, as set forth in the Investment Agreement, dated August 31, 2009 (the “Investment Agreement”), to purchase 8,000,000 shares (the “Shares”) of the common stock, par value $.001 per share, of Green Earth Technologies, Inc. at an exercise price of $0.15 per share, or $1,200,000 in the aggregate. As set forth in the Investment Agreement, closing of the sale of the Shares will take place on the third business day following the date of this letter.

Very truly yours,

Techtronic Industries Co., Ltd.

By:

Name:
Title:

SCHEDULE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Schedule 3.1(d) Subsidiaries

As of the date of the Investment Agreement the Company has one wholly-owned subsidiary, GET Manufacturing, Inc., a Delaware corporation incorporated on June 3, 2008. We do not own equity interests in any other entity.

Schedule 3.1(e) Directors and Officers

The following table contains information with respect to our directors and executive officers. Our Board of Directors currently consists of five members and is divided into three classes, with one Class I Director, one Class II Director and three Class III Directors. Directors serve for three-year terms with one class of directors elected annually by our stockholders. Our executive officers are appointed by and serve at the pleasure of the Board of Directors.

Name	Position

William J. (Jeff) Marshall	Chairman of the Board, Chief Executive Officer and Class III Director
Simon Higgs	President, Chief Operating Officer and Class III Director
Greg D. Adams	Chief Financial Officer and Secretary
Jeffrey Loch	Class III Director
Janet Jankura	Class I Director
Humbert Powell	Class II Director

Schedule 3.1(f) Capitalization

In addition to the 85,745,486 shares of common stock issued and outstanding, we have the following subscriptions, options and warrants outstanding:

Subscriptions - On March 31, 2009, the Investor exercised an option to purchase 6,666,667 shares of common stock and warrants to purchase 2,222,222 shares of common stock at an exercise price of $0.20 per share.

Restricted Stock - As of the date of the Investment Agreement, 4,000,000 unvested restricted stock awards have not been issued. The shares were issued in return for services and compensation to two parties, including an employee and non-employee.

Unexercised Warrants - As of the date of the Investment Agreement, 600,000 warrants are outstanding at a strike price of $0.05per share.

Stock Options - On August 6, 2008 the Company’s Board of Directors approved the 2008 Employee Stock Award and Incentive Plan, as amended (the “2008 Plan”). The 2008 Plan made 10,000,000 new shares of common stock available for future equity awards. At the Annual Meeting of Stockholders held on April 14, 2009 the 2008 Plan was amended to increase the number of shares available for grant to 20,000,000. As of the date of the Investment Agreement 6,603,750 stock options have been issued at an exercise price of $0.49 per share. The option awards vest over three years and have ten year contractual term.

Schedule 3.4(a) Financial Statements

The audited financial statements of the Company for the fiscal year ended June 30, 2008 and unaudited financial statements for the nine months ended March 31, 2009 have been forwarded to the Investor during the due diligence process.

Schedule 3.4(c) Financial Plan

The Company’s most recent financial plan has been forwarded to the Investor during the due diligence process.

Schedule 3.6 Undisclosed Liabilities

None